SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of earliest event reported: March 30, 2018

Actua Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 East Lancaster Avenue, Suite 640, Radnor, PA 19087

(Address of Principal Executive Offices)     (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously disclosed, on September 23, 2017, Actua Corporation (“Actua”) and Actua Holdings, Inc. (“Actua Holdings”) entered into a definitive purchase agreement with Bolt Holdings LLC (f/k/a Arsenal Acquisition Holdings, LLC) (“Bolt Holdings”) and Velocity Holdco III Inc. (f/k/a Arsenal Buyer Inc.) (the “Buyer”), an affiliate of CVC Growth Fund (such agreement, the “Purchase Agreement”). Under the Purchase Agreement, the Buyer acquired Actua’s interests in VelocityEHS Holdings, Inc. and BOLT Solutions Inc. (“Bolt”) on December 12, 2017.

The Purchase Agreement, as amended on March 22, 2018 (the “Amended Purchase Agreement”), provides that if a sale of Bolt meeting certain requirements occurs pursuant to a definitive agreement executed prior to March 30, 2018 (any such sale, a “Bolt Sale”), Actua Holdings would be entitled to receive a portion of the net proceeds paid to the Buyer or its affiliates in that sale, subject to certain adjustments. Since no definitive agreement providing for or contemplating a Bolt Sale has been executed prior to March 30, 2018, Actua Holdings is not entitled under the Amended Purchase Agreement to receive any proceeds in connection with a Bolt Sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACTUA CORPORATION

Date: March 30, 2018	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary